Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TRANSOCEAN PARTNERS LLC 40 GEORGE STREET LONDON W1U 7DW UNITED KINGDOM ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E13429-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TRANSOCEAN PARTNERS LLC If you do not provide specific voting instructions, your common units will be voted in the manner recommended by the Conflicts Committee and the Board of Directors of Transocean Partners LLC, "FOR" proposal 1. The Board of Directors recommends you vote FOR proposal 1: For Against Abstain ! ! ! 1. To approve the Agreement and Plan of Merger dated July 31, 2016 among Transocean Ltd., Transocean Partners Holdings Limited, TPHL Holdings LLC and Transocean Partners LLC, as such agreement may be amended from time to time, and the merger contemplated thereby. NOTE: In the event any other business may properly come before the meeting or any adjournment thereof, your common units will be voted in accordance with the recommendation of the Conflicts Committee and the Board of Directors of Transocean Partners LLC. ! For address change/comments, mark here (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement/Prospectus is available at www.proxyvote.com. E13430-TBD TRANSOCEAN PARTNERS LLC SPECIAL MEETING PROXY CARD THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRANSOCEAN PARTNERS LLC FOR THE SPECIAL MEETING OF COMMON UNITHOLDERS TO BE HELD ON [TBD], 2016 The undersigned hereby appoints Kathleen S. McAllister and Raoul F. Dias and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote as provided on the other side, all the common units of Transocean Partners LLC ("Transocean Partners") that the undersigned is entitled to vote at the Transocean Partners Special Meeting of Common Unitholders on [TBD], 2016, at [TBD] local time at 40 George Street, 4th Floor, London W1U 7DW, United Kingdom and at any adjournment or postponement thereof. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: